UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Nord Resources Corporation (the "Company") has appointed Wayne M. Morrison, the Company's Vice-President, Finance, Chief Financial Officer, Secretary and Treasurer, as Chief Executive Officer effective as of November 30, 2010. Mr. Morrison succeeds Randy Davenport, who resigned as Chief Executive Officer, Chief Operating Officer and a Director of the Company effective November 30, 2010, following his acceptance of a position with another company. Mr. Davenport has agreed to provide consulting services to the Company through the end of 2010.

As a result, the Company's current executive officers and directors are as follows:
Name	Position
Ronald A. Hirsch	Chairman of the Board
Wayne M. Morrison	Chief Executive Officer, Vice President, Secretary, Treasurer and Chief Financial Officer
John F. Cook	Director
Douglas P. Hamilton	Director
Stephen D. Seymour	Director

The Company and Mr. Morrison are currently negotiating amendments to Mr. Morrison's existing executive employment agreement in light of his added responsibilities. Any material changes to the terms and conditions of Mr. Morrison's executive employment agreement will be disclosed in an amendment to this current report on Form 8-K, once they become available.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: November 30, 2010	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Executive Officer